FOR RELEASE NOVEMBER 9, 2007 at 7:30 a.m. ET

Palatin Technologies, Inc. Reports Fiscal Year 2008 First Quarter Results; Teleconference and Webcast to be held on November 9, 2007

CRANBURY, NJ – November 9, 2007 – Palatin Technologies, Inc. (AMEX: PTN) announced today financial results for the first quarter ended September 30, 2007. Palatin reported a net loss of $247,000, or $0.00 per basic and diluted share, for the quarter ended September 30, 2007, compared to a net loss of $8.4 million, or ($0.12) per basic and diluted share, for the same period in 2006. Total revenues for the quarter ended September 30, 2007 were $9.0 million, compared to $4.9 million for the same period in 2006. As of September 30, 2007, the Company had cash, cash equivalents and investments totaling $26.6 million.

The decrease in the net loss for the quarter ended September 30, 2007 compared to the quarter ended September 30, 2006 was primarily attributable to the recognition of deferred license revenue pursuant to the termination of the collaboration agreement with King Pharmaceuticals, Inc. (King) on bremelanotide, the Company’s drug under development for the treatment of erectile dysfunction and female sexual dysfunction. Prior to termination, the license revenue received from King had been deferred, and was being recognized as revenue over the estimated development period of the collaboration agreement. Upon termination, recognition was accelerated.

LICENSE, GRANTS AND CONTRACTS
For the quarter ended September 30, 2007, Palatin recognized revenue under its collaboration agreement with King of $8.2 million, primarily related to the recognition of deferred license revenue as a result of termination of our collaboration agreement, and $0.7 million of contract revenue related to its collaboration with AstraZeneca AB. In the comparable quarter of 2006, Palatin recognized $4.8 million of contract revenue from King, primarily related to reimbursement revenue resulting from Palatin’s clinical study activities with bremelanotide.

COSTS AND EXPENSES
Total operating expenses for the quarter ended September 30, 2007 were $9.6 million compared to $13.7 million for the comparable quarter of 2006, reflecting lower development costs of bremelanotide following the completion of certain Phase 2B clinical trials, which were partially offset by other research and development spending and higher stock-based compensation charges.

CASH POSITION
Palatin’s cash, cash equivalents and investments totaled $26.6 million as of September 30, 2007, compared to $33.8 million at June 30, 2007.

Palatin Technologies’ management will discuss the first quarter financial results and provide an update on corporate developments during a conference call and webcast on November 9, 2007 at 11:00 a.m. ET.

-More-

•	Q1-Fiscal Year 2008 Conference Call - Live	11/9/2007 at 11:00 a.m. ET
	Domestic Dial-In Number	1-800-817-2743
	International Dial-In Number	1-913-312-0390

•	Q1-Fiscal Year 2008 Conference Call - Replay	11/9–11/16/2007
	Domestic Dial-In Number	1-888-203-1112
	International Dial-In Number	1-719-457-0820
	Replay Passcode	6294841

•	Webcast Live and Replay Access	www.palatin.com

The webcast and replay can be accessed by logging on to the investors section of Palatin Technologies’ website at www.palatin.com.

About Palatin Technologies, Inc.
Palatin Technologies, Inc. is a biopharmaceutical company focused on discovering and developing targeted, receptor-specific small molecule and peptide therapeutics. The Company’s internal research and development capabilities, anchored by its proprietary MIDAS™ technology, are fueling product development. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders in order to maximize their commercial potential. The Company currently has collaborations with AstraZeneca and the Mallinckrodt division of Covidien. For additional information regarding Palatin, please visit Palatin Technologies’ website at http://www.palatin.com.

Forward-looking Statements
Statements about the Company’s future expectations, including statements about its development programs, proposed indications for its product candidates, pre-clinical activities, marketing collaborations, and all other statements in this document other than historical facts, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements shall be subject to the safe harbors created thereby. Palatin’s actual results may differ materially from those discussed in the forward-looking statements for various reasons, including, but not limited to the Company’s ability to fund development of its technology, ability to establish and successfully complete clinical trials and pre-clinical studies and the results of those trials and studies, dependence on its partners for certain development activities, need for regulatory approvals and commercial acceptance of its products, ability to recommence marketing and gain commercial acceptance of NeutroSpec®, ability to protect its intellectual property, and other factors discussed in the Company’s periodic filings with the Securities and Exchange Commission. The Company is not responsible for updating for events that occur after the date of this press release.

Contacts: For Palatin Technologies:	For Institutional Investors and Media:

Stephen T. Wills, CPA, MST	Carney Noensie
EVP-Operations / Chief Financial Officer	Burns McClellan
(609) 495-2200/info@palatin.com	(212) 213-0006/cnoensie@burnsmc.com

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(Financial Statement Data Follows)

PALATIN TECHNOLOGIES, INC.

Consolidated Statements of Operations
(unaudited)

	Three Months Ended September 30,
	2007	2006
REVENUES:
Licenses, grants and contracts	$ 8,977,731	$ 4,935,102

OPERATING EXPENSES:
Research and development	7,943,877	12,125,252
General and administrative	1,659,010	1,560,922
Total operating expenses	9,602,887	13,686,174

Loss from operations	(625,156)	(8,751,072)

OTHER INCOME (EXPENSE):
Investment income	396,621	324,235
Interest expense	(18,229)	(10,066)
Total other income, net	378,392	314,169

NET LOSS	$ (246,764)	$ (8,436,903)

Basic and diluted net loss per common share	$ (0.00)	$ (0.12)

Weighted average number of common shares
outstanding used in computing basic and
diluted net loss per common share	85,177,298	70,878,521

PALATIN TECHNOLOGIES, INC.

Consolidated Balance Sheet Data
(unaudited)

	September 30, 2007	June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$ 24,305,501	$ 31,447,615
Available-for-sale investments	2,339,456	2,323,642
Accounts receivable	460,269	607,841
Prepaid expenses and other current assets	568,796	1,008,464
Total current assets	27,674,022	35,387,562
Property and equipment, net	6,084,611	6,070,226
Restricted cash	475,000	475,000
Other assets	250,047	848,446
Total assets	$ 34,483,680	$ 42,781,234

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Capital lease obligations and notes payable, current portion	$ 305,538	$ 216,841
Accounts payable	966,346	1,120,894
Accrued expenses	2,372,604	2,420,837
Accrued compensation	694,165	941,300
Deferred revenue, current portion	1,916,669	4,864,833
Total current liabilities	6,255,322	9,564,705

Capital lease obligations and notes payable, net of current portion	295,583	275,126
Deferred rent, net of current portion	1,849,125	1,966,628
Deferred revenue, net of current portion	7,222,220	12,443,087
Total liabilities	15,622,250	24,249,546

Commitments and contingencies (Note 7)

Stockholders' equity:
Preferred stock of $.01 par value - authorized 10,000,000 shares;
Series A Convertible; issued and outstanding 4,997 shares as of
September 30, 2007 and June 30, 2007	50	50
Common stock of $.01 par value - authorized 150,000,000 shares; issued and outstanding 85,204,169 and 85,126,915 shares as of September 30,
2007 and June 30, 2007, respectively	852,042	851,269
Additional paid-in capital	206,435,357	205,875,438
Accumulated other comprehensive income	15,814	-
Accumulated deficit	(188,441,833)	(188,195,069)
Total stockholders' equity	18,861,430	18,531,688
Total liabilities and stockholders' equity	$ 34,483,680	$ 42,781,234